POWER OF ATTORNEY

Know by all these present, that the undersigned, hereby constitutes and appoints Charles Vaughn, Esq. and Kelly R. Snipes, Paralegal, as representatives of Nelson Mullins Riley and Scarborough LLP (NMRS), as the undersigned's true and lawful attorneys in fact for the following limited purposes.

1. To executed for and on behalf of the undersigned, in the undersigneds capacity as a Officer of Roberts Realty Investors Inc. (the Company"), with an address of 375 Northridge Road, Ste 330, Atlanta, GA 30350 and having a phone number of 770-394-6000 the SECs Form ID to obtain Edgar filing codes for the filing, if and to the extent required, of a. Forms 3, 4 and 5 in accordance with
Section 16a of the Securities Exchange Act of 1934 and the rules thereunder and (b) Schedules 13D and or 13G in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder.

2. To do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, Form 3, 4 or 5, or Schedule 13D and or 13G and timely file such forms and or schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority, if and to the extent required.

3. To take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

The undersigned hereby grants to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or such attorney in facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney in fact in serving in such capacity at the request of the undersigned is not assuming nor is NMRS or the Company assuming any of the undersigneds responsibilities to comply with Section 16 or Section
13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and or Schedule 13D or 13G with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 14th day of November, 2014.

/s/ Anthony W. Shurtz
Anthony W. Shurtz
Chief Financial Officer
Roberts Realty Investors Inc.